Exhibit 99.(a)(5)

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017T: (646) 471 3000, www.pwc.com/us January 10, 2025 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Credit Suisse Opportunity Funds, which we understand will be filed with the Securities and Exchange Commission, pursuant to Form N-CSR of Credit Suisse Opportunity Funds dated January 10, 2025. We agree with the statements contained in Item 8 under the heading Changes in and Disagreements with Accountants for Open-End Management Investment Companies concerning our Firm contained therein. Very truly yours, New York, NY